Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 20, 2020
FOR IMMEDIATE RELEASE

Washington Trust Reports Second Quarter 2020 Earnings
WESTERLY, R.I., July 20, 2020 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced second quarter 2020 net income of $21.0 million, or $1.21 per diluted share, compared to net income of $11.9 million, or $0.68 per diluted share, reported for the first quarter of 2020.

“Washington Trust reported strong second quarter earnings, a testament to our success at executing a business continuity plan that allowed our employees to safely provide banking services and maintain a high level of personal customer service during the COVID-19 pandemic,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer.  “We assisted thousands of borrowers, depositors and wealth clients with their financial needs during these uncertain times and our second quarter performance demonstrated how our diversified business model enables us to generate earnings in a challenging environment. While there is still uncertainty regarding the severity and duration of the COVID-19 pandemic and its related economic effects, we believe that Washington Trust is well-positioned with strong capital and ample sources of liquidity to handle these challenges as we move forward during this unprecedented time.”

As the nation’s oldest community bank, Washington Trust remains steadfast in its commitment to our employees, customers and communities. The COVID-19 pandemic has caused an unprecedented disruption to the economy and the communities we serve. Washington Trust has responded by working with our valued customers to assist them in these difficult times by providing loan payment deferrals, participating in the Small Business Administration's ("SBA's") Paycheck Protection Program ("PPP") and providing other accommodations. Remote working arrangements continue for a significant portion of our workforce. In July, we reopened our branch lobbies to customer foot traffic while adhering to and promoting social distancing guidelines.

Selected financial highlights for the second quarter of 2020 include:

•	Returns on average equity and average assets for the second quarter were 16.51% and 1.46%, respectively, compared to 9.49% and 0.89%, respectively, in the preceding quarter.

•	The provision for credit losses was $2.2 million in the second quarter, compared to $7.0 million in the preceding quarter.

•	Mortgage banking revenues hit an all-time quarterly high, totaling $14.9 million for the second quarter, up by $8.8 million, or 144%, from the preceding quarter.

•	Residential mortgage loan originations for portfolio or sale amounted to a quarterly record of $426 million in the second quarter of 2020, up by $134 million, or 46%, from the preceding quarter.

•	Total loans amounted to $4.3 billion at June 30, 2020, up by $197 million, or 5%, from the end of the preceding quarter. Total loans were up by $557 million, or 15%, from a year ago.

•
Total in-market deposits (total deposits less out-of-market wholesale brokered deposits) amounted to $3.6 billion, up by $299 million, or 9%, from the end of the preceding quarter, and up by $551 million, or 18%, from a year ago.

Washington Trust
July 20, 2020

Net Interest Income
Net interest income was $30.9 million for the second quarter of 2020, down by $1.7 million, or 5%, from the first quarter of 2020. The net interest margin was 2.31% for the second quarter, down by 30 basis points from 2.61% reported in the preceding quarter.

Significant linked quarter changes included:

•
Average interest-earning assets increased by $357 million, with increases of $261 million in average loans and $74 million in average cash and short-term investments balances. The yield on interest-earning assets for the second quarter was 3.18%, down by 58 basis points from the preceding quarter, reflecting the impact of lower market interest rates.

•
Growth in average loans included an increase of $138 million in average balances of PPP loans, which are fully guaranteed by the SBA. The yield on PPP loans for the second quarter was 2.65%, which included the net amortization of deferred lender processing fees and deferred labor costs associated with the loan originations.

•
Average interest-bearing liabilities increased by $208 million, with increases of $115 million in average wholesale funding balances and $94 million in average in-market deposits. Wholesale funding balances consist of wholesale brokered time deposits and borrowings from the Federal Home Loan Bank and the Federal Reserve. The cost of interest-bearing liabilities for the second quarter of 2020 was 1.08%, down by 33 basis points from the preceding quarter, due to lower market interest rates.

•	Average noninterest-bearing demand deposit balances increased by $134 million from the preceding quarter.

Noninterest Income
Noninterest income totaled $26.3 million for the second quarter of 2020, up by $6.4 million, or 32%, from the first quarter of 2020. Linked quarter changes included:

•
Mortgage banking revenues totaled $14.9 million for the second quarter of 2020, up by $8.8 million, or 144%, from the first quarter of 2020, with increases in both realized and unrealized gains associated with mortgage banking activities. Net realized gains increased on a linked quarter basis due to increases in sales volume and sales yield on loans sold to the secondary market. Mortgage loans sold to the secondary market hit an all-time quarterly high of $305 million in the second quarter of 2020, up by $143 million, or 88%, from the preceding quarter. Net unrealized gains also increased on a linked quarter basis, reflecting growth in the mortgage pipeline and a corresponding increase in the fair value of mortgage loan commitments as of June 30, 2020.

•
Wealth management revenues amounted to $8.6 million for the second quarter of 2020, down by $84 thousand, or 1%, on a linked quarter basis. This included a decrease in asset-based revenues of $199 thousand, or 2%, correlating to the linked quarter decline in the average balance of wealth management assets under administration ("AUA"). The decrease in asset-based revenues was partially offset by an increase in transaction-based revenues of $115 thousand, or 34%.

Wealth management AUA amounted to $6.1 billion at June 30, 2020, up by $801 million, or 15%, from March 31, 2020. The increase reflected net investment appreciation of $671.6 million and net client asset inflows of $129.5 million in the second quarter of 2020. The average balance of AUA for the second quarter of 2020 decreased by approximately $157 million, or 3%, from the average balance for the preceding quarter.

•
Loan related derivative income was $99 thousand in the second quarter of 2020, down by $2.4 million, or 96%, from the preceding quarter, reflecting a lower volume of commercial borrower interest rate swap transactions.

Washington Trust
July 20, 2020

•
Income from bank-owned life insurance totaled $791 thousand in the second quarter of 2020, up by $227 thousand, or 40%, from the preceding quarter. Included in the second quarter was a $229 thousand non-taxable gain due to the receipt of life insurance proceeds.

Noninterest Expenses
Noninterest expenses totaled $28.5 million for the second quarter of 2020, down by $2.0 million, or 6%, from the first quarter of 2020. The linked quarter comparison of noninterest expenses was impacted by the following item:

•
In the first quarter of 2020, a contingency reserve of approximately $800 thousand, largely due to a potential loss associated with counterfeit checks drawn on a commercial customer's account, was included in other noninterest expenses. This matter was resolved in the second quarter of 2020 and resulted in a reduction of $170 thousand from the previously established reserve, which was recognized as a reduction of other noninterest expenses in the second quarter of 2020.

Excluding the impact of the aforementioned item, noninterest expenses for the second quarter of 2020 decreased by approximately$1.0 million, or 3%, from the preceding quarter. Linked quarter changes included:

•
Salaries and employee benefits expense, our largest noninterest expense, amounted to $19.5 million, which was essentially flat compared to preceding quarter. Volume-related increases in mortgage commission expense were essentially offset with higher deferred labor (contra-expense) largely associated with PPP loan originations in the second quarter.

•
Outsourced services expense was down by $216 thousand from the preceding quarter, largely due to lower volume-related third party processing costs associated with customer loan related derivative transactions.

•	FDIC deposit insurance costs were up by $252 thousand from the preceding quarter, largely due to growth in average assets.

•
The remaining decline in noninterest expenses reflects modest decreases across a variety of other noninterest expense categories. These categories included net occupancy, employee travel and entertainment and office supplies, which declined due to remote working conditions. Declines in other expense categories such as advertising and promotion and corporate sponsorships were timing-related.

Income Tax
Income tax expense totaled $5.5 million for the second quarter of 2020, up by $2.4 million from the preceding quarter, largely due to a higher level of pre-tax income. The effective tax rate for the second quarter of 2020 was 20.9%, unchanged from the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2020 effective tax rate to be approximately 21.0%.

Investment Securities
The securities portfolio totaled $938 million at June 30, 2020, up by $21 million, or 2%, from March 31, 2020, reflecting purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities. This increase was partially offset by routine pay-downs on mortgage-backed securities, calls and maturities of debt securities, as well as a temporary decrease in the fair value of available for sale securities. Second quarter 2020 purchases totaled $132 million, with a weighted average yield of 1.88%. Securities represented 16% of total assets at both June 30, 2020 and March 31, 2020.

Washington Trust
July 20, 2020

Loans
Total loans stood at $4.3 billion at June 30, 2020, up by $197 million, or 5% from the end of the preceding quarter. Linked quarter changes included:

•
Commercial loans increased by $210 million, or 9%, from March 31, 2020, with a net increase of $197 million in the commercial and industrial portfolio and a net increase of $13 million in the commercial real estate portfolio. Loan growth was due to the origination of PPP loans. As of June 30, 2020, there were 1,690 PPP loans with a carrying value of $212 million included in the commercial and industrial portfolio.

•	Residential real estate loans decreased by $2 million from March 31, 2020.

•	The consumer loan portfolio decreased by $11 million from the balance at March 31, 2020.

Washington Trust continues to work with and support our customers experiencing financial difficulty due to the COVID-19 pandemic. Depending on the demonstrated need of the borrower, Washington Trust has provided loan payment deferrals for up to six months. As of June 30, 2020, we have executed 583 short-term deferments on loan balances of $652 million, which represented 15% of total loan balances as of June 30, 2020. In accordance with regulatory guidance and GAAP, eligible short-term deferments are not required to be classified as troubled debt restructured loans and will not be reported as past due provided that they are performing in accordance with the modified terms. See additional discussion under the Asset Quality section below.

Deposits and Borrowings
Total deposits amounted to $4.1 billion at June 30, 2020, up by $395 million, or 11%, from the end of the preceding quarter. Included in total deposits are out-of-market wholesale brokered time deposits, which increased by $97 million, or 22%, from March 31, 2020. Excluding wholesale brokered time deposits, in-market deposits at June 30, 2020 were up by $299 million, or 9%, from the end of the preceding quarter, largely due to increases in noninterest-bearing demand deposit balances and NOW account balances. Growth included PPP loan fundings made into customer accounts at Washington Trust. These funds are expected to decrease as customers use them for business needs.

Federal Home Loan Bank advances totaled $1.0 billion at June 30, 2020, down by $193 million from March 31, 2020.

In June 2020, Washington Trust began participating in the Federal Reserve's Paycheck Protection Program Liquidity Facility ("PPPLF"), which extends credit to depository institutions with a term of up to two years at a fixed interest rate of 0.35%. Only PPP loans can be pledged as collateral to access the facility. As of June 30, 2020, PPPLF borrowings amounted to $39 million.

Asset Quality
Nonperforming assets amounted to $16.0 million at June 30, 2020, down by $1.9 million from the end of the preceding quarter. This decline reflected a $1.9 million decrease in nonaccrual loans, largely in the residential real estate portfolio. At of June 30, 2020 there were no properties held in OREO.

Total nonaccrual loans amounted to $16.0 million, or 0.37% of total loans, at June 30, 2020, compared to $17.9 million, or 0.44% of total loans, at March 31, 2020. Total past due loans amounted to $14.7 million, or 0.34% of total loans, at June 30, 2020, compared to $16.5 million, or 0.40% of total loans, at March 31, 2020. Total troubled debt restructured ("TDR") loans amounted

Washington Trust
July 20, 2020

to $6.5 million as of June 30, 2020, up by $5.6 million from March 31, 2020 due to 12 short-term deferments on loans that were delinquent before the pandemic and did not qualify for TDR regulatory relief. Approximately 80% of TDR balances at June 30, 2020 were in the residential and consumer loan portfolios. Given the continued uncertain impact to the economy of the COVID-19 pandemic, Washington Trust continues to actively monitor asset quality as the potential exists for adverse events to impact asset quality trends.

In the second quarter of 2020, a provision for credit losses of $2.2 million was charged to earnings, compared to a provision for credit losses of $7.0 million in the preceding quarter. The second quarter of 2020 provision for credit losses reflects management's assessment of loss exposure, including continued uncertainty regarding the severity and duration of the COVID-19 pandemic and related economic effects.

In the second quarter of 2020, net charge-offs of $308 thousand were recognized, compared to $623 thousand in the preceding quarter.

The allowance for credit losses ("ACL") on loans amounted to $41.4 million, or 0.97% of total loans, at June 30, 2020, compared to $39.7 million, or 0.97% of total loans, at March 31, 2020. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.2 million at June 30, 2020, compared to $2.0 million at March 31, 2020.

Capital and Dividends
Total shareholders' equity was $520.2 million at June 30, 2020, up by $11.6 million from March 31, 2020. This increase included net income of $21.0 million, which was partially offset by $8.9 million in dividend declarations.

Capital levels at June 30, 2020 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.78% at June 30, 2020, compared to 12.42% at March 31, 2020.

Book value per share amounted to $30.14 at June 30, 2020, compared to $29.48 at March 31, 2020.

The Board of Directors declared a quarterly dividend of 51 cents per share for the quarter ended June 30, 2020. The dividend was paid on July 10, 2020 to shareholders of record on July 1, 2020.

Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights and outlook on Tuesday, July 21, 2020 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-888-243-4451. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10146147; the audio replay will be available through August 4, 2020. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through September 30, 2020.

Washington Trust
July 20, 2020

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in local, regional, national or international economic conditions or conditions affecting the banking or financial services industries, financial capital markets and the customers and communities we serve; changes in consumer behavior due to changing political, business and economic conditions, including increased unemployment, or legislative or regulatory initiatives; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; decreases in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, increases in defaults and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; reputational risk relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Assets:
Cash and due from banks	$215,601	$178,678	$132,193	$141,768	$115,904
Short-term investments	7,739	6,591	6,262	4,336	3,910
Mortgage loans held for sale, at fair value	43,997	49,751	27,833	44,657	39,996
Available for sale debt securities, at fair value	938,446	917,392	899,490	887,020	969,168
Federal Home Loan Bank stock, at cost	50,017	53,576	50,853	45,030	49,759
Loans:
Total loans	4,287,641	4,090,396	3,892,999	3,778,106	3,730,339
Less: allowance for credit losses on loans	41,441	39,665	27,014	26,997	27,398
Net loans	4,246,200	4,050,731	3,865,985	3,751,109	3,702,941
Premises and equipment, net	28,067	28,543	28,700	29,293	29,302
Operating lease right-of-use assets	27,022	26,098	26,792	27,500	28,174
Investment in bank-owned life insurance	83,056	83,053	82,490	81,920	81,351
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,759	6,988	7,218	7,448	7,684
Other assets	166,147	155,669	100,934	114,888	97,574
Total assets	$5,876,960	$5,620,979	$5,292,659	$5,198,878	$5,189,672
Liabilities:
Deposits:
Noninterest-bearing deposits	$815,770	$622,893	$609,924	$619,839	$587,326
Interest-bearing deposits	3,285,666	3,083,421	2,888,958	2,966,314	2,917,296
Total deposits	4,101,436	3,706,314	3,498,882	3,586,153	3,504,622
Federal Home Loan Bank advances	1,005,051	1,198,534	1,141,464	956,786	1,060,960
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	29,125	28,184	28,861	29,541	30,210
Other liabilities	198,504	156,669	97,279	105,892	86,994
Total liabilities	5,356,797	5,112,382	4,789,167	4,701,053	4,705,467
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,084	1,083
Paid-in capital	123,684	123,167	123,281	121,900	121,115
Retained earnings	399,386	387,243	390,363	383,765	373,873
Accumulated other comprehensive income (loss)	(462)	929	(11,237)	(8,924)	(11,866)
Treasury stock, at cost	(3,530)	(3,827)	—	—	—
Total shareholders’ equity	520,163	508,597	503,492	497,825	484,205
Total liabilities and shareholders’ equity	$5,876,960	$5,620,979	$5,292,659	$5,198,878	$5,189,672

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Interest income:
Interest and fees on loans	$36,005	$40,008	$40,079	$41,558	$42,138	$76,013	$83,882
Interest on mortgage loans held for sale	440	285	359	410	288	725	468
Taxable interest on debt securities	5,477	5,834	5,817	6,318	7,006	11,311	14,232
Nontaxable interest on debt securities	—	—	—	1	8	—	17
Dividends on Federal Home Loan Bank stock	654	640	693	747	720	1,294	1,415
Other interest income	36	349	435	493	399	385	739
Total interest and dividend income	42,612	47,116	47,383	49,527	50,559	89,728	100,753
Interest expense:
Deposits	7,112	8,536	9,144	9,792	9,469	15,648	18,165
Federal Home Loan Bank advances	4,382	5,765	6,015	6,512	6,980	10,147	13,641
Junior subordinated debentures	171	213	230	245	252	384	505
Other interest expense	2	—	—	—	—	2	—
Total interest expense	11,667	14,514	15,389	16,549	16,701	26,181	32,311
Net interest income	30,945	32,602	31,994	32,978	33,858	63,547	68,442
Provision for credit losses	2,200	7,036	—	400	525	9,236	1,175
Net interest income after provision for credit losses	28,745	25,566	31,994	32,578	33,333	54,311	67,267
Noninterest income:
Wealth management revenues	8,605	8,689	8,894	9,153	9,549	17,294	18,801
Mortgage banking revenues	14,851	6,096	3,669	4,840	3,640	20,947	6,286
Card interchange fees	1,031	947	1,100	1,099	1,018	1,978	2,015
Service charges on deposit accounts	517	860	941	939	929	1,377	1,804
Loan related derivative income	99	2,455	1,116	1,407	746	2,554	1,470
Income from bank-owned life insurance	791	564	570	569	566	1,355	1,215
Net realized gains (losses) on securities	—	—	27	—	(80)	—	(80)
Other income	426	316	301	335	385	742	609
Total noninterest income	26,320	19,927	16,618	18,342	16,753	46,247	32,120
Noninterest expense:
Salaries and employee benefits	19,464	19,468	18,374	18,332	18,436	38,932	36,055
Outsourced services	2,784	3,000	2,752	2,722	2,518	5,784	5,124
Net occupancy	1,909	2,019	1,986	1,933	1,904	3,928	3,902
Equipment	895	977	996	1,046	1,028	1,872	2,039
Legal, audit and professional fees	659	822	692	645	664	1,481	1,198
FDIC deposit insurance costs	674	422	109	(460)	540	1,096	969
Advertising and promotion	186	259	402	368	525	445	764
Amortization of intangibles	230	230	229	236	239	460	478
Other expenses	1,677	3,256	3,215	2,048	2,297	4,933	4,586
Total noninterest expense	28,478	30,453	28,755	26,870	28,151	58,931	55,115
Income before income taxes	26,587	15,040	19,857	24,050	21,935	41,627	44,272
Income tax expense	5,547	3,139	4,321	5,236	4,662	8,686	9,504
Net income	$21,040	$11,901	$15,536	$18,814	$17,273	$32,941	$34,768

Net income available to common shareholders	$21,000	$11,869	$15,502	$18,778	$17,238	$32,869	$34,699

Weighted average common shares outstanding:
Basic	17,257	17,345	17,351	17,338	17,330	17,301	17,317
Diluted	17,292	17,441	17,436	17,414	17,405	17,377	17,403
Earnings per common share:
Basic	$1.22	$0.68	$0.89	$1.08	$0.99	$1.90	$2.00
Diluted	$1.21	$0.68	$0.89	$1.08	$0.99	$1.89	$1.99

Cash dividends declared per share	$0.51	$0.51	$0.51	$0.51	$0.51	$1.02	$0.98

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Share and Equity Related Data:
Book value per share	$30.14	$29.48	$29.00	$28.71	$27.93
Tangible book value per share - Non-GAAP (1)	$26.04	$25.37	$24.90	$24.60	$23.80
Market value per share	$32.75	$36.56	$53.79	$48.31	$52.18
Shares issued at end of period	17,363	17,363	17,363	17,338	17,336
Shares outstanding at end of period	17,260	17,252	17,363	17,338	17,336

Capital Ratios (2):
Tier 1 risk-based capital	11.95%	11.62%	12.23%	12.21%	12.06%
Total risk-based capital	12.78%	12.42%	12.94%	12.94%	12.80%
Tier 1 leverage ratio	8.42%	8.77%	9.04%	8.97%	8.76%
Common equity tier 1	11.40%	11.08%	11.65%	11.62%	11.46%

Balance Sheet Ratios:
Equity to assets	8.85%	9.05%	9.51%	9.58%	9.33%
Tangible equity to tangible assets - Non-GAAP (1)	7.74%	7.89%	8.28%	8.32%	8.06%
Loans to deposits (3)	104.6%	110.6%	111.3%	105.8%	106.8%

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Performance Ratios (4):
Net interest margin (5)	2.31%	2.61%	2.61%	2.72%	2.81%	2.46%	2.87%
Return on average assets (net income divided by average assets)	1.46%	0.89%	1.18%	1.44%	1.34%	1.18%	1.37%
Return on average tangible assets - Non-GAAP (1)	1.48%	0.90%	1.20%	1.46%	1.36%	1.20%	1.39%
Return on average equity (net income available for common shareholders divided by average equity)	16.51%	9.49%	12.24%	15.20%	14.58%	13.03%	15.04%
Return on average tangible equity - Non-GAAP (1)	19.15%	11.05%	14.26%	17.79%	17.17%	15.14%	17.78%
Efficiency ratio (6)	49.7%	58.0%	59.2%	52.4%	55.6%	53.7%	54.8%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Estimated for June 30, 2020 and actuals for prior periods.

(3)	Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.

(4)	Annualized based on the actual number of days in the period.

(5)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

(6)	Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,156	$8,355	$8,731	$9,013	$9,141	$16,511	$18,062
Transaction-based revenues	449	334	163	140	408	783	739
Total wealth management revenues	$8,605	$8,689	$8,894	$9,153	$9,549	$17,294	$18,801

Assets Under Administration (AUA):
Balance at beginning of period	$5,337,733	$6,235,801	$6,126,327	$6,478,890	$6,350,128	$6,235,801	$5,910,814
Net investment appreciation (depreciation) & income	671,602	(772,735)	310,766	66,514	222,489	(101,133)	742,546
Net client asset inflows (outflows)	129,510	(125,333)	(243,175)	(419,077)	(93,727)	4,177	(174,470)
Other (1)	—	—	41,883	—	—	—	—
Balance at end of period	$6,138,845	$5,337,733	$6,235,801	$6,126,327	$6,478,890	$6,138,845	$6,478,890

Percentage of AUA that are managed assets	90%	89%	90%	90%	91%	90%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (2)	$10,646	$3,688	$4,608	$4,509	$2,924	$14,334	$4,861
Unrealized gains (losses), net (3)	4,415	2,325	(1,025)	243	599	6,740	1,136
Loan servicing fee income, net (4)	(210)	83	86	88	117	(127)	289
Total mortgage banking revenues	$14,851	$6,096	$3,669	$4,840	$3,640	$20,947	$6,286

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$126,894	$108,498	$120,882	$105,075	$69,736	$235,392	$121,433
Originations for sale to secondary market (5)	299,321	183,222	160,175	189,979	162,123	482,543	247,949
Total mortgage loan originations	$426,215	$291,720	$281,057	$295,054	$231,859	$717,935	$369,382

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$246,945	$44,498	$42,612	$25,766	$18,292	$291,443	$27,782
Sold with servicing rights released (5)	58,279	117,693	134,091	159,210	119,122	175,972	201,711
Total mortgage loans sold	$305,224	$162,191	$176,703	$184,976	$137,414	$467,415	$229,493

(1)	Represents the classification of certain non-fee generating assets as AUA due to a reporting change in the fourth quarter of 2019.

(2)	Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.

(3)	Represents fair value adjustments on mortgage loans held for sale and forward loan commitments.

(4)	Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.

(5)	Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Loans:
Commercial real estate (1)	$1,630,998	$1,618,020	$1,547,572	$1,517,320	$1,482,836
Commercial & industrial	852,445	655,157	585,289	566,426	583,873
Total commercial	2,483,443	2,273,177	2,132,861	2,083,746	2,066,709

Residential real estate (2)	1,508,223	1,510,472	1,449,090	1,378,518	1,352,113

Home equity	277,632	287,134	290,874	294,250	288,078
Other	18,343	19,613	20,174	21,592	23,439
Total consumer	295,975	306,747	311,048	315,842	311,517
Total loans	$4,287,641	$4,090,396	$3,892,999	$3,778,106	$3,730,339

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	June 30, 2020
	Outstanding Balance			Deferments
	Count	Balance	% of Total	Count	Balance	% of Outstanding Balance
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	141	$526,009	32%	20	$34,318	7%
Retail	133	327,139	20	43	124,071	38
Office	76	288,671	18	15	74,099	26
Hospitality	40	144,988	9	31	117,665	81
Healthcare	16	120,181	7	5	64,326	54
Industrial and warehouse	26	96,549	6	—	—	—
Commercial mixed use	21	41,892	3	6	3,089	7
Other	44	85,569	5	12	29,838	35
Total commercial real estate loans	497	$1,630,998	100%	132	$447,406	27%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	262	$188,725	22%	6	$15,384	8%
Manufacturing	152	91,364	11	4	2,505	3
Educational services	59	73,172	9	4	7,329	10
Owner occupied and other real estate	278	71,516	8	21	5,128	7
Retail	206	67,461	8	5	2,693	4
Professional, scientific and technical	270	48,452	6	1	41	—
Accommodation and food services	278	45,257	5	18	12,252	27
Finance and insurance	106	38,213	4	—	—	—
Entertainment and recreation	94	35,626	4	11	13,045	37
Transportation and warehousing	46	30,208	4	5	1,414	5
Information	34	29,575	3	—	—	—
Public administration	25	23,534	3	1	98	—
Other	764	109,342	13	24	14,533	13
Total commercial & industrial loans	2,574	$852,445	100%	100	$74,422	9%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	June 30, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$639,961	39%	$616,484	40%
Massachusetts	492,703	30	458,029	30
Rhode Island	420,197	26	394,929	25
Subtotal	1,552,861	95	1,469,442	95
All other states	78,137	5	78,130	5
Total commercial real estate loans	$1,630,998	100%	$1,547,572	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,006,616	67%	$932,726	64%
Rhode Island	349,143	23	356,392	25
Connecticut	131,856	9	140,574	10
Subtotal	1,487,615	99	1,429,692	99
All other states	20,608	1	19,398	1
Total residential real estate loans	$1,508,223	100%	$1,449,090	100%

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Deposits:
Noninterest-bearing demand deposits	$815,770	$622,893	$609,924	$619,839	$587,326
Interest-bearing demand deposits	158,343	178,391	159,938	152,200	128,355
NOW accounts	617,792	528,650	520,295	478,462	484,615
Money market accounts	834,954	784,893	765,899	749,122	654,719
Savings accounts	417,195	382,509	373,503	362,868	365,069
Time deposits (in-market)	728,801	776,992	784,481	792,941	801,501
In-market deposits	3,572,855	3,274,328	3,214,040	3,155,432	3,021,585
Wholesale brokered time deposits	528,581	431,986	284,842	430,721	483,037
Total deposits	$4,101,436	$3,706,314	$3,498,882	$3,586,153	$3,504,622

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Asset Quality Ratios:
Nonperforming assets to total assets	0.27%	0.32%	0.35%	0.37%	0.29%
Nonaccrual loans to total loans	0.37%	0.44%	0.45%	0.39%	0.34%
Total past due loans to total loans	0.34%	0.40%	0.40%	0.38%	0.48%
Allowance for credit losses on loans to nonaccrual loans	258.73%	221.37%	155.18%	181.16%	212.93%
Allowance for credit losses on loans to total loans	0.97%	0.97%	0.69%	0.71%	0.73%

Nonperforming Assets:
Commercial real estate	$431	$450	$603	$684	$926
Commercial & industrial	—	290	657	—	—
Total commercial	431	740	1,260	684	926
Residential real estate	13,850	15,423	14,297	12,531	10,610
Home equity	1,648	1,667	1,763	1,599	1,243
Other consumer	88	88	88	88	88
Total consumer	1,736	1,755	1,851	1,687	1,331
Total nonaccrual loans	16,017	17,918	17,408	14,902	12,867
Other real estate owned	—	28	1,109	4,142	2,142
Total nonperforming assets	$16,017	$17,946	$18,517	$19,044	$15,009

Past Due Loans (30 days or more past due):
Commercial real estate	$431	$1,275	$1,433	$684	$3,670
Commercial & industrial	3	310	1	1	1
Total commercial	434	1,585	1,434	685	3,671
Residential real estate	12,499	12,293	11,429	11,599	11,237
Home equity	1,633	2,482	2,696	1,973	2,904
Other consumer	106	115	130	99	102
Total consumer	1,739	2,597	2,826	2,072	3,006
Total past due loans	$14,672	$16,475	$15,689	$14,356	$17,914

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$10,553	$11,385	$11,477	$9,797	$8,581

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Nonaccrual Loan Activity:
Balance at beginning of period	$17,918	$17,408	$14,902	$12,867	$12,365	$17,408	$11,707
Additions to nonaccrual status	237	1,729	2,766	5,672	1,620	1,966	3,544
Loans returned to accruing status	(154)	(393)	—	(597)	(118)	(547)	(973)
Loans charged-off	(325)	(635)	(132)	(966)	(819)	(960)	(922)
Loans transferred to other real estate owned	—	(28)	—	(2,000)	—	(28)	—
Payments, payoffs and other changes	(1,659)	(163)	(128)	(74)	(181)	(1,822)	(489)
Balance at end of period	$16,017	$17,918	$17,408	$14,902	$12,867	$16,017	$12,867

Allowance for Credit Losses on Loans:
Balance at beginning of period	$39,665	$27,014	$26,997	$27,398	$27,644	$27,014	$27,072
Adoption of CECL accounting standard (Topic 326)	—	6,501	—	—	—	6,501	—
Provision for credit losses on loans (1)	2,084	6,773	—	400	525	8,857	1,175
Charge-offs	(326)	(635)	(132)	(966)	(819)	(961)	(922)
Recoveries	18	12	149	165	48	30	73
Balance at end of period	$41,441	$39,665	$27,014	$26,997	$27,398	$41,441	$27,398

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,039	$293	$317	$302	$242	$293	$289
Adoption of CECL accounting standard (Topic 326)	—	1,483	—	—	—	1,483	—
Provision for credit losses on unfunded commitments (2)	116	263	(24)	15	60	379	13
Balance at end of period (3)	$2,155	$2,039	$293	$317	$302	$2,155	$302

(1)	Included in provision for credit losses in the Consolidated Statements of Income.

(2)
Included in provision for credit losses in the Consolidated Statements of Income for the three months ended March 31, 2020. For periods prior to 2020, included in other noninterest expense in the Consolidated Statements of Income.

(3)	Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$19	$153	($44)	$947	$—	$172	$—
Commercial & industrial	284	290	(15)	(122)	(16)	574	(10)
Total commercial	303	443	(59)	825	(16)	746	(10)
Residential real estate	—	—	—	—	486	—	486
Home equity	(5)	172	17	(36)	289	167	337
Other consumer	10	8	25	12	12	18	36
Total consumer	5	180	42	(24)	301	185	373
Total	$308	$623	($17)	$801	$771	$931	$849

Net charge-offs to average loans (annualized)	0.03%	0.06%	—%	0.08%	0.08%	0.04%	0.05%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	June 30, 2020			March 31, 2020			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$187,306	$36	0.08%	$113,344	$349	1.24%	$73,962	($313)	(1.16)%
Mortgage loans held for sale	53,443	440	3.31	31,087	285	3.69	22,356	155	(0.38)
Taxable debt securities	904,792	5,477	2.43	905,293	5,833	2.59	(501)	(356)	(0.16)
FHLB stock	51,967	654	5.06	51,962	640	4.95	5	14	0.11
Commercial real estate	1,635,431	12,580	3.09	1,582,956	16,097	4.09	52,475	(3,517)	(1.00)
Commercial & industrial	791,672	6,739	3.42	607,499	6,556	4.34	184,173	183	(0.92)
Total commercial	2,427,103	19,319	3.20	2,190,455	22,653	4.16	236,648	(3,334)	(0.96)
Residential real estate	1,497,665	14,330	3.85	1,469,282	14,283	3.91	28,383	47	(0.06)
Home equity	282,470	2,382	3.39	285,832	3,101	4.36	(3,362)	(719)	(0.97)
Other	18,956	229	4.86	19,855	249	5.04	(899)	(20)	(0.18)
Total consumer	301,426	2,611	3.48	305,687	3,350	4.41	(4,261)	(739)	(0.93)
Total loans	4,226,194	36,260	3.45	3,965,424	40,286	4.09	260,770	(4,026)	(0.64)
Total interest-earning assets	5,423,702	42,867	3.18	5,067,110	47,393	3.76	356,592	(4,526)	(0.58)
Noninterest-earning assets	365,990			327,838			38,152
Total assets	$5,789,692			$5,394,948			$394,744
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$162,388	$142	0.35%	$155,416	$500	1.29%	$6,972	($358)	(0.94)%
NOW accounts	570,739	84	0.06	505,282	69	0.05	65,457	15	0.01
Money market accounts	821,063	1,370	0.67	795,268	2,092	1.06	25,795	(722)	(0.39)
Savings accounts	403,286	67	0.07	374,374	62	0.07	28,912	5	—
Time deposits (in-market)	746,750	3,507	1.89	780,355	4,049	2.09	(33,605)	(542)	(0.20)
Total interest-bearing in-market deposits	2,704,226	5,170	0.77	2,610,695	6,772	1.04	93,531	(1,602)	(0.27)
Wholesale brokered time deposits	559,822	1,942	1.40	391,822	1,764	1.81	168,000	178	(0.41)
Total interest-bearing deposits	3,264,048	7,112	0.88	3,002,517	8,536	1.14	261,531	(1,424)	(0.26)
FHLB advances	1,068,034	4,382	1.65	1,123,754	5,765	2.06	(55,720)	(1,383)	(0.41)
Junior subordinated debentures	22,681	171	3.03	22,681	213	3.78	—	(42)	(0.75)
Other borrowings	2,565	2	0.31	—	—	—	2,565	2	0.31
Total interest-bearing liabilities	4,357,328	11,667	1.08	4,148,952	14,514	1.41	208,376	(2,847)	(0.33)
Noninterest-bearing demand deposits	745,050			610,872			134,178
Other liabilities	175,563			132,000			43,563
Shareholders' equity	511,751			503,124			8,627
Total liabilities and shareholders' equity	$5,789,692			$5,394,948			$394,744
Net interest income (FTE)		$31,200			$32,879			($1,679)
Interest rate spread			2.10%			2.35%			(0.25)%
Net interest margin			2.31%			2.61%			(0.30)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2020	Mar 31, 2020	Quarter Change
Commercial loans	$254	$278	($24)
Total	$254	$278	($24)

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Six Months Ended	June 30, 2020			June 30, 2019			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$150,325	$385	0.52%	$64,713	$739	2.30%	$85,612	($354)	(1.78)%
Mortgage loans for sale	42,265	725	3.45	22,588	468	4.18	19,677	257	(0.73)
Taxable debt securities	905,043	11,311	2.51	998,738	14,232	2.87	(93,695)	(2,921)	(0.36)
Nontaxable debt securities	—	—	—	870	21	4.87	(870)	(21)	(4.87)
Total securities	905,043	11,311	2.51	999,608	14,253	2.88	(94,565)	(2,942)	(0.37)
FHLB stock	51,964	1,294	5.01	48,288	1,415	5.91	3,676	(121)	(0.90)
Commercial mortgages
Construction & development
Commercial real estate	1,609,193	28,677	3.58	1,446,923	34,388	4.79	162,270	(5,711)	(1.21)
Commercial & industrial	699,586	13,294	3.82	612,568	15,026	4.95	87,018	(1,732)	(1.13)
Total commercial	2,308,779	41,971	3.66	2,059,491	49,414	4.84	249,288	(7,443)	(1.18)
Residential real estate	1,483,473	28,613	3.88	1,354,330	27,371	4.08	129,143	1,242	(0.20)
Home equity	284,151	5,483	3.88	281,404	7,142	5.12	2,747	(1,659)	(1.24)
Other	19,406	478	4.95	24,905	609	4.93	(5,499)	(131)	0.02
Total consumer	303,557	5,961	3.95	306,309	7,751	5.10	(2,752)	(1,790)	(1.15)
Total loans	4,095,809	76,545	3.76	3,720,130	84,536	4.58	375,679	(7,991)	(0.82)
Total interest-earning assets	5,245,406	90,260	3.46	4,855,327	101,411	4.21	390,079	(11,151)	(0.75)
Noninterest-earning assets	346,914			278,714			68,200
Total assets	$5,592,320			$5,134,041			$458,279
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$158,902	$642	0.81%	$147,522	$1,311	1.79%	$11,380	($669)	(0.98)%
NOW accounts	538,010	154	0.06	458,563	159	0.07	79,447	(5)	(0.01)
Money market accounts	808,166	3,462	0.86	652,671	3,440	1.06	155,495	22	(0.20)
Savings accounts	388,831	128	0.07	367,826	131	0.07	21,005	(3)	—
Time deposits (in-market)	763,552	7,556	1.99	793,012	7,719	1.96	(29,460)	(163)	0.03
Total interest-bearing in-market deposits	2,657,461	11,942	0.90	2,419,594	12,760	1.06	237,867	(818)	(0.16)
Wholesale brokered time deposits	475,822	3,706	1.57	490,680	5,405	2.22	(14,858)	(1,699)	(0.65)
Total interest-bearing deposits	3,133,283	15,648	1.00	2,910,274	18,165	1.26	223,009	(2,517)	(0.26)
FHLB advances	1,095,894	10,147	1.86	1,039,037	13,641	2.65	56,857	(3,494)	(0.79)
Junior subordinated debentures	22,681	384	3.40	22,681	505	4.49	—	(121)	(1.09)
Other borrowings	1,282	2	0.31	—	—	—	1,282	2	0.31
Total interest-bearing liabilities	4,253,140	26,181	1.24	3,971,992	32,311	1.64	281,148	(6,130)	(0.40)
Noninterest-bearing demand deposits	677,961			607,569			70,392
Other liabilities	153,781			89,133			64,648
Shareholders' equity	507,438			465,347			42,091
Total liabilities and shareholders' equity	$5,592,320			$5,134,041			$458,279
Net interest income (FTE)		$64,079			$69,100			($5,021)
Interest rate spread			2.22%			2.57%			(0.35)%
Net interest margin			2.46%			2.87%			(0.41)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2020	Jun 30, 2019	Change
Commercial loans	$532	$654	($122)
Nontaxable debt securities	—	4	(4)
Total	$532	$658	($126)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Tangible Book Value per Share:
Total shareholders' equity, as reported	$520,163	$508,597	$503,492	$497,825	$484,205
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,759	6,988	7,218	7,448	7,684
Total tangible shareholders' equity	$449,495	$437,700	$432,365	$426,468	$412,612

Shares outstanding, as reported	17,260	17,252	17,363	17,338	17,336

Book value per share - GAAP	$30.14	$29.48	$29.00	$28.71	$27.93
Tangible book value per share - Non-GAAP	$26.04	$25.37	$24.90	$24.60	$23.80

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$449,495	$437,700	$432,365	$426,468	$412,612

Total assets, as reported	$5,876,960	$5,620,979	$5,292,659	$5,198,878	$5,189,672
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,759	6,988	7,218	7,448	7,684
Total tangible assets	$5,806,292	$5,550,082	$5,221,532	$5,127,521	$5,118,079

Equity to assets - GAAP	8.85%	9.05%	9.51%	9.58%	9.33%
Tangible equity to tangible assets - Non-GAAP	7.74%	7.89%	8.28%	8.32%	8.06%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Jun 30, 2020	Jun 30, 2019
Return on Average Tangible Assets:
Net income, as reported	$21,040	$11,901	$15,536	$18,814	$17,273	$32,941	$34,768

Total average assets, as reported	$5,789,692	$5,394,948	$5,227,035	$5,181,016	$5,171,562	$5,592,320	$5,134,041
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,871	7,100	7,330	7,562	7,800	6,985	7,919
Total average tangible assets	$5,718,912	$5,323,939	$5,155,796	$5,109,545	$5,099,853	$5,521,426	$5,062,213

Return on average assets - GAAP	1.46%	0.89%	1.18%	1.44%	1.34%	1.18%	1.37%
Return on average tangible assets - Non-GAAP	1.48%	0.90%	1.20%	1.46%	1.36%	1.20%	1.39%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$21,000	$11,869	$15,502	$18,778	$17,238	$32,869	$34,699

Total average equity, as reported	$511,751	$503,124	$502,614	$490,197	$474,353	$507,438	$465,347
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	6,871	7,100	7,330	7,562	7,800	6,985	7,919
Total average tangible equity	$440,971	$432,115	$431,375	$418,726	$402,644	$436,544	$393,519

Return on average equity - GAAP	16.51%	9.49%	12.24%	15.20%	14.58%	13.03%	15.04%
Return on average tangible equity - Non-GAAP	19.15%	11.05%	14.26%	17.79%	17.17%	15.14%	17.78%